UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SmartRent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SmartRent, Inc.

8665 E. Hartford Drive, Suite 200

Scottsdale, Arizona 85255

Notice of Annual Meeting of Stockholders

To Be Held On May 16, 2023 at 9:30 a.m. Arizona Time

To the Stockholders of SmartRent, Inc.:

On behalf of our board of directors, it is our pleasure to invite you to attend the 2023 annual meeting of stockholders of SmartRent, Inc., a Delaware corporation. The annual meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SMRT2023, originating from Scottsdale, Arizona, on Tuesday, May 16, 2023 at 9:30 a.m. Arizona Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.
To elect two Class II directors, Robert Best and Bruce Strohm, to serve until our 2026 annual meeting of stockholders.
2.
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
3.
To conduct any other business properly brought before the annual meeting.

You will be able to attend the annual meeting as well as vote and submit your questions during the live webcast of the annual meeting by visiting www.virtualshareholdermeeting.com/SMRT2023 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the "Notice"), on your proxy card or in the instructions that accompanied your proxy materials. We expect to mail the Notice on or about April 5, 2023. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com.

The record date for the annual meeting is March 27, 2023. Only stockholders of record of our Class A common stock at the close of business on that date may vote at the annual meeting or any adjournment thereof.

A list of stockholders entitled to vote will be available for 10 days prior to the annual meeting at our headquarters, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. If you would like to view the stockholder list, please contact our Investor Relations Department via email at investors@smartrent.com to schedule an appointment. In addition, a list of stockholders of record will be available during the annual meeting for inspection by stockholders of record for any legally valid purpose related to the annual meeting at www.virtualshareholdermeeting.com/SMRT2023.

By Order of the Board of Directors

/s/ Lucas Haldeman
Lucas Haldeman
Chairman, Chief Executive Officer, and Founder

Scottsdale, Arizona
April 5, 2023

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the annual meeting, you must follow the instructions from your broker, bank or other agent.

Questions and Answers

About these Proxy Materials, Voting and the Annual Meeting

The information provided below is for your convenience only and is merely a summary of the information contained in this proxy statement (this “Proxy Statement”). You should read this entire Proxy Statement carefully before casting your vote. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website addressed in this Proxy Statement are inactive textual references only. The use of the terms “SmartRent,” “we,” “us,” “our,” or the “Company,” as applicable, refers to SmartRent, Inc., a Delaware corporation, and, where appropriate, its subsidiaries.

Why am I receiving these materials?

Our board of directors (our “Board”) has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at SmartRent’s 2023 annual meeting of stockholders (the “Annual Meeting”), which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SMRT2023, originating from Scottsdale, Arizona, on Tuesday, May 16, 2023 at 9:30 a.m. Arizona Time. You are invited to attend the Annual Meeting if you are a stockholder as of the close of business on March 27, 2023, the record date for the Annual Meeting (the “Record Date”) or hold a valid proxy for the Annual Meeting. If you are a holder of our Class A common stock (our “Class A Common Stock”) as of the Record Date, you are requested to vote on the proposals described in this Proxy Statement.

What is a proxy?

A proxy means that you authorize persons selected by us to vote your shares at our Annual Meeting in the way that you instruct. All shares represented by valid proxies that are received and not revoked before our Annual Meeting will be voted at our Annual Meeting in accordance with the stockholders’ specific voting instructions.

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have elected to provide access to our proxy materials over the internet. Accordingly, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We expect to mail the Notice on or about April 5, 2023 to all stockholders of record entitled to vote at the meeting.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

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view our proxy materials for the Annual Meeting on the internet; and
•
instruct us to send you future proxy materials by email.

Our proxy materials are also available on the internet at www.proxyvote.com and on our investor relations website at investors.smartrent.com (information at or connected to our website is not and should not be considered part of this Proxy Statement). Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will lessen the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for directors and other matters to be voted on at our Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer and our two other most highly compensated executive officers; describes the compensation of our directors; and provides certain other information that the Securities and Exchange Commission (“SEC”) rules require.

What should I do with these materials?

Please carefully read and consider the information contained in this Proxy Statement and then vote your shares as soon as possible to ensure that your shares will be represented at our Annual Meeting. You may vote your shares prior to our Annual Meeting even if you plan to attend our Annual Meeting.

How do I attend and participate in the Annual Meeting online?

We will be hosting the meeting via live webcast only. Any stockholder can attend the meeting live online at www.virtualshareholdermeeting.com/SMRT2023. The webcast will start at 9:30 a.m. Arizona Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of Class A Common Stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SMRT2023. The webcast will be recorded and available for replay for at least 30 days following the Annual Meeting on our investor relations website at investors.smartrent.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of March 27, 2023, there were 199,353,955 shares of our Class A Common Stock outstanding and entitled to vote. A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. If you would like to view the stockholder list, please contact our Investor Relations Department via email at investors@smartrent.com to schedule an appointment. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/SMRT2023.

What matters am I voting on?

There are two matters scheduled for a vote. The following table sets forth a description of each of the proposals you are being asked to vote on, how you may vote on each proposal and how our Board recommends that you vote on each proposal.

Proposal	Description	How May I Vote?	How Does our Board Recommend That I Vote?
Proposal 1	Elect two Class II directors, Robert Best and Bruce Strohm, to hold office until the 2026 annual meeting of stockholders.	You may either vote FOR each nominee to serve as a Class II director or WITHHOLD with respect to each nominee.	Our Board recommends a vote FOR each of the Class II director nominees.
Proposal 2	Ratify our Board’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	You may vote FOR or AGAINST or you may ABSTAIN from voting.	Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the Proxy Statement to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of Class A Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person during the Annual Meeting or vote by proxy through the internet, over the telephone or using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend and vote during the Annual Meeting. In such case, your previously submitted proxy will be disregarded.

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To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/SMRT2023, starting at 9:30 a.m. Arizona Time on May 16, 2023.
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To vote online before the Annual Meeting, go to www.proxyvote.com.
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To vote by toll-free telephone at 1-800-690-6903 (be sure to have your notice or proxy card in hand when you call).
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To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card prior to 11:59 p.m. Arizona Time the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record of shares of Class A Common Stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A Common Stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on the Record Date, your shares of Class A Common Stock are held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

If you are a beneficial owner, you should have received a Notice containing voting instructions from your brokerage firm, bank, dealer or other similar organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

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You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a written notice that you are revoking your proxy to our Secretary at 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.
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You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “ABSTAIN.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposal 1, the election of our Class II directors, is a non-routine matter, so your broker or nominee may not vote your shares on Proposal 1 without your instructions. Proposal 2, the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023, is a routine matter, so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of the nominees for Class II director and FOR the ratification of the selection of Deloitte as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes do I have?

Each holder of Class A Common Stock will have the right to one vote per share of Class A Common Stock.

How many votes are needed to approve each proposal?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal	Description	Voting Requirement
Proposal 1	Elect two Class II directors, Robert Best and Bruce Strohm, to hold office until the 2026 annual meeting of stockholders.

Each Class II director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of FOR votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A WITHHOLD vote will have no effect on the vote.

Proposal 2	Ratify our Board’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy, meaning that the votes cast by the stockholders FOR the approval of the proposal must exceed the number of votes cast AGAINST the approval of the proposal. If a stockholder votes to ABSTAIN, it is not counted as a vote cast and has no effect as a vote on the outcome of this proposal. If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before the 2024 annual meeting.

Our bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary. This notice may be delivered to us via email at corporatesecretary@smartrent.com or via mail at SmartRent, Inc. Attention Secretary, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. To be timely for the 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 17, 2024 and February 16, 2024; provided that if the date of that annual meeting of stockholders is earlier than April 16, 2024 or later than July 15, 2024 you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2024 annual meeting of stockholders must be received by us not later than December 7, 2023 in order to be considered for inclusion in our proxy materials for that meeting. Such proposals may be delivered to us via email at corporatesecretary@smartrent.com or via mail at SmartRent, Inc., Attention: Secretary, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.

Stockholder Solicitation of Proxies in Support of Director Nominees Other Than Company Nominees.

In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our bylaws for next year’s annual meeting of stockholders, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to our Secretary at corporatesecretary@smartrent.com or via mail at SmartRent, Inc. Attention Secretary, 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255 by March 17, 2024 (or, if next year’s annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s Annual Meeting, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of the 2024 annual meeting of stockholders or the 10th day following the day on which our public announcement of the date of such meeting is first made). The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our bylaws as described above.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A Common Stock issued, outstanding and entitled to vote at the meeting are present at the meeting or represented by proxy. On the Record Date, there were 199,353,955 shares of Class A Common Stock outstanding and entitled to vote. Our Class A common stock has one vote per share. To have a quorum the holders of shares representing an aggregate of 99,676,978 votes must be present or represented by proxy at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on each Notice to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. “Householding” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, or you would like to revoke your consent to future “householding” mailings, please contact your broker, bank or other agent or contact us at the following address:

SmartRent, Inc.

Attn: Investor Relations

8665 E. Hartford Drive, Suite 200

Scottsdale, Arizona 85255

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering (the “IPO”), (ii) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

Other Information

We were originally incorporated in Delaware on November 23, 2020 as Fifth Wall Acquisition Corp. I (“FWAA”), as a special purpose acquisition company, formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On February 9, 2021, FWAA consummated the IPO, following which its shares began trading on the Nasdaq Capital Market (“Nasdaq”).

On August 24, 2021, we consummated the Business Combination contemplated by a Merger Agreement dated April 21, 2021 (as amended by Amendment No. 1 to Merger Agreement, dated July 23, 2021), among FWAA, Einstein Merger Corp. I, a wholly owned subsidiary of FWAA (“Merger Sub”), and SmartRent.com, Inc. Upon the closing of the Business Combination, Merger Sub merged with and into SmartRent.com, Inc., with SmartRent.com, Inc. continuing as the surviving company. “Business Combination” refers to these mergers, together with the other related transactions.

At the closing of the Business Combination, SmartRent.com, Inc. changed its name to “SmartRent Technologies, Inc.” and FWAA changed its name to “SmartRent, Inc.” We additionally changed our trading symbol and listing on a securities exchange from “FWAA” on Nasdaq to “SMRT” on the New York Stock Exchange (“NYSE”).

Board of Directors and Corporate Governance

Corporate Governance

SmartRent is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted written charters for our audit committee, compensation committee, and nominating and corporate governance committee, as well as a code of conduct and business ethics that applies to all of our employees, contingent workers, officers and directors. The committee charters and the code of conduct and business ethics, and any waivers or amendments to the code of conduct and business ethics, are all available on our investor relations website at investors.smartrent.com in the “Governance Documents” section.

Corporate Governance Highlights

Key highlights of our corporate governance practices include:

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All of our directors, except our Chairman and Chief Executive Officer, are independent.
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Our Board committees are comprised entirely of independent directors.
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Our independent directors regularly meet in executive session.
• We maintain a clawback policy applicable to senior executives. • We have an anti-hedging policy applicable to directors and employees. • We have robust Board and committee risk oversight practices.

Board Overview

Our Board currently consists of seven directors: Lucas Haldeman, Alana Beard, Robert Best, John Dorman, Ann Sperling, Bruce Strohm and Frederick Tuomi.

Director Independence

The Board makes an affirmative determination at least annually as to the independence of each director in accordance with Section 303A.02 of the Listed Company Manual of the NYSE. The Board broadly considers all relevant facts and circumstances, including information provided by the directors and SmartRent with regard to each director’s business and personal activities as they may relate to SmartRent and its management. In addition, each director’s independence is evaluated under our policy and procedures with respect to related person transactions as discussed in the “Related Person Transactions Policy” section. SmartRent’s independence standards meet or exceed the NYSE’s independence requirements.

In January 2023, we reviewed the independence of each then-sitting director (including all our nominees), applying the independence standards set forth in Section 303A.02 of the Listed Company Manual of the NYSE and our corporate governance guidelines. The reviews considered relationships and transactions between each director (and the director’s immediate family and affiliates) and SmartRent, SmartRent’s management, and SmartRent’s independent registered public accounting firm. Based on this review, the Board has affirmatively determined that no director other than Mr. Haldeman has a material relationship with SmartRent and its affiliates and that each director other than Mr. Haldeman is independent as defined in our corporate governance guidelines and Section 303A.02 of the Listed Company Manual of the NYSE. Mr. Haldeman is not independent because of his employment relationship with SmartRent.

Board Leadership Structure

Lucas Haldeman currently serves as the Chairman of our Board. The Board believes that the current board leadership structure, together with the Lead Independent Director and a strong emphasis on board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Haldeman’s extensive operational experience. In addition, the Board’s governance processes preserve Board independence by ensuring discussion among independent directors and independent evaluation of and communication with members of senior management.

Lead Independent Director

Frederick Tuomi has served as our Lead Independent Director since August 2021. The Lead Independent Director is elected by a majority of the independent directors. The Lead Independent Director is an independent director who serves as the principal liaison between the independent directors and the Chairman. In that capacity, the Lead Independent Director presides over executive sessions of the independent directors, approves information sent to the Board, collaborates with the Chairman on agendas, schedules and materials for Board meetings, and performs such other functions as may be prescribed by the Board from time to time. The Board believes the role of the Lead Independent Director exemplifies SmartRent’s continuing commitment to strong corporate governance and Board independence.

Board Meetings

The Board is responsible for the oversight of company management and the strategy of our company and for establishing corporate policies. The Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. In 2022, the Board met 10 times and acted by unanimous written consent 3 times. All directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board and committee meetings was 96%.

Each regularly scheduled Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees. The independent directors may meet in executive session, without the CEO, at any time, but such non-management executive sessions are scheduled and typically occur at each regular Board meeting. The Lead Independent Director presides over these executive sessions.

We encourage our directors and director nominees to attend our annual meeting of stockholders. Our 2022 annual meeting was held virtually on May 17, 2022 and all of our directors attended.

Board Committees

The Board has delegated some of its authority to three committees: the audit committee; a compensation committee; and a nominating and corporate governance committee. Each of our Board committees has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters are available at https://investors.smartrent.com. Each committee is composed solely of independent directors and regularly reports on its activities to the full Board

The committee structure and memberships are described in the table below.

AUDIT COMMITTEE Fiscal 2022 meetings: 5 actions by written consent: 0 Members: John Dorman (Chair) Ann Sperling Bruce Strohm
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Oversees the independent registered public accounting firm’s qualifications, independence, and performance
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Assists the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors
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Pre-approves all audit and allowable non-audit services by the independent registered public accounting firm
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With the assistance of management, approves the selection of the independent registered public accounting firm’s lead engagement partner
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All members have been determined to be independent and financially literate under current NYSE listing standards, including those standards applicable specifically to audit committee members
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The Board has determined that Mr. Dorman and Mr. Strohm are “audit committee financial experts” as defined by the Securities and Exchange Commission (SEC) and that each has accounting or related financial management expertise as required by NYSE listing standards

COMPENSATION COMMITTEE Fiscal 2022 meetings: 6 actions by written consent: 1 Members: Robert Best (Chair) Alana Beard Frederick Tuomi
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Makes recommendations to the Board regarding incentive and equity-based compensation plans
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Evaluates and approves the compensation of our executive officers (except for the compensation of our Chief Executive Officer, which is approved by the full Board), including reviewing and approving the performance goals and objectives that will affect that compensation
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Evaluates and approves compensation granted pursuant to SmartRent’s equity-based and incentive compensation plans, policies, and programs
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Retains, oversees, and assesses the independence of compensation consultants and other advisors
•
Reviews and discusses with management SmartRent’s compensation discussion and analysis to be included (when and as necessary) in SmartRent’s annual proxy statement or annual report on Form 10-K
•
All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation committee members

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Fiscal 2022 meetings: 5 actions by written consent: 0 Members: Bruce Strohm (Chair) Ann Sperling John Dorman
•
Identifies individuals qualified to become Board members and selects, or recommends that the Board select, director nominees
•
Develops and recommends to the Board the corporate governance guidelines, policies, and codes applicable to SmartRent
•
Leads the Board in its annual review of the Board’s performance
•
Oversees the evaluation of Board members
•
Recommends to the Board directors for each committee
•
Monitors and oversees aspirations and activities related to environmental, social, and governance matters
•
All members have been determined to be independent under current NYSE listing standards

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of Robert Best, Alana Beard and Frederick Tuomi, none of whom is or has been an officer or employee of the Company. None of our executive officers currently serves, or during fiscal 2022 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of any entity that has one or more executive officers serving on our compensation committee or our Board.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Chief Legal Officer at 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our corporate governance guidelines, all such communication will be reviewed by the Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our Board.

Anti-Hedging and Pledging Policy

We have adopted an insider trading policy that includes restrictions and limitations on the ability of our directors, officers and certain other employees to engage in transactions involving the hedging and pledging of our Class A Common Stock. Under the policy, hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, which allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and thus to continue to own our Class A Common Stock without the full risks and rewards of ownership, are prohibited. In addition, the policy prohibits our directors, officers and employees from holding our securities in a margin account or pledging our securities as collateral for a loan unless (i) they represent that they have the financial capacity to repay the loan without resorting to the sale of the pledged securities, (ii) the securities pledged, or subject to the margin account, do not represent more than 50% of the total securities beneficially owned by such person, (iii) the loan, pledge or margin account arrangement does not contain provisions requiring automatic or forced sales prior to notice and a cure period of not less than three business days, (iv) they obtain prior written approval from our Chief Legal Officer prior to the proposed execution of the arrangement, and (v) any shares subject to such arrangement will not count for purposes of any minimum stock ownership guidelines. No shares of our Class A Common Stock beneficially owned by any director or named executive officer are currently pledged or held in a margin account.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. Our code of business conduct and ethics is available on our investor relations website (https://investors.smartrent.com) in the “Governance Documents” section. In the event that we amend or waive certain provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. Our Board, as a whole, determines the appropriate level of risk for us, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee monitors compliance with legal and regulatory requirements. Our audit committee also monitors management’s preparedness for and responses to data security incidents. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and practices.

Nominations Process and Director Qualifications

Nomination to our Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of our nominating and corporate governance committee in accordance with the committee’s charter, our policies, our certificate of incorporation and bylaws, our corporate governance guidelines, and the criteria adopted by our Board regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and bylaws, using the same criteria to evaluate all such candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, our nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About these Proxy Materials and Voting.”

Director Qualifications

With the goal of developing an experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities and skills that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the board committees, our nominating and corporate governance committee considers the following qualifications for any nominee for a position on our Board: (i) experience in corporate governance, such as an officer or former officer of a publicly held company; (ii) experience in, and familiarity with, SmartRent’s business and industry; (iii) experience as a board member of another publicly held company; (iv) personal and professional character, integrity, ethics and values; (v) practical and mature business judgment, including the ability to make independent analytical inquiries; (vi) academic expertise in an area of SmartRent’s operations; (vii) background in financial and accounting matters; and (viii) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. Our Board and nominating and corporate governance committee believe that an experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and our success. Accordingly, through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. Our nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Our Board has nominated Robert Best and Bruce Strohm to serve, and each has agreed to stand for election at the meeting, as a Class II director.

Our Board consists of seven members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

•
Class I directors: Ann Sperling and Frederick Tuomi;
•
Class II directors: Robert Best and Bruce Strohm; and
•
Class III directors: Lucas Haldeman, Alana Beard, and John Dorman.

The terms of the Class II directors will expire at this year’s Annual Meeting. Our Board proposes the election of Messrs. Best and Strohm at this year’s Annual Meeting to serve as Class II directors for a three-year term expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Messrs. Best and Strohm have agreed to stand for election as Class II directors, and we have no reason to believe that any nominee will be unable to serve if elected. Should any director nominee become unavailable for election as a result of an unexpected occurrence, your proxy authorizes the persons named as proxies to vote for a substitute nominee if our Board so chooses, or our Board may reduce its size. The terms of office of the directors in Class I and Class III will not expire until the annual meeting of stockholders to be held in 2025 and 2024, respectively

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Vote Required

Directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. If such nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its qualifications and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our Board.

The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held with SmartRent
Class I directors whose terms expire at the annual meeting of stockholders in 2025
Ann Sperling(1)(3)	67	Director Nominee
Frederick Tuomi(2)	68	Director Nominee

Class II directors for election at this annual meeting of stockholders
Robert Best(2)	76	Director
Bruce Strohm(1)(3)	68	Director

Class III directors whose terms expire at the annual meeting of stockholders in 2024
Lucas Haldeman	45	Director and Chief Executive Officer
Alana Beard(2)	40	Director
John Dorman(1)(3)	72	Director

(1)
Member of the audit committee.
(2)
Member of the compensation committee.
(3)
Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election Until the Annual Meeting of Stockholders to be Held in 2026

Our Board recommends a vote FOR each of the Class II director nominees to elect them to our Board.

Robert Best, age 76, has served as a member of our Board since August 2021. Mr. Best is the founder, Chairman and President of Westar Associates, a private real estate development company established in 1980. As President, Mr. Best has developed over 70 projects exceeding $2 billion across various commercial and residential product types throughout Southern California. Prior to founding Westar, he was a partner with Carver Companies, and was responsible for the acquisition, entitlement, leasing, finance, management and disposition of shopping center development projects. Mr. Best previously served as an Independent Trustee of Colony Starwood Homes (formerly NYSE: SFR and now part of Invitation Homes Inc. (NYSE: INVH)) from January 2016 to June 2017. Mr. Best served on the board of directors of Colony American Homes, Inc. until its merger with Starwood Waypoint Homes in January 2016. He is a founding member of the University of Southern California's Lusk Center for Real Estate, and is a member of the Urban Land Institute and the International Council of Shopping Centers. Mr. Best earned his Bachelor of Science and Master of Business Administration degrees from the University of Southern California. We believe that Mr. Best’s extensive real estate development and asset management industry experience makes him well qualified to serve as a member of our Board.

Bruce Strohm, age 68, a private real estate investor, has served as a member of our Board since August 2021. Mr. Strohm previously served as the Executive Vice President, General Counsel and Corporate Secretary of Equity Residential (NYSE: EQR), an S&P 500 public company, from January 1995 until January 2018. Equity Residential is one of the largest apartment companies in the United States, owning over 300 properties, with 80,000 units, with a market capitalization in excess of $20 billion. From June 2019 to December 2020, he served as Chief Legal Officer of Equity International, a private equity company focused on investing in real estate outside the United States. During his tenure at Equity Residential and Equity International, in addition to overseeing all legal affairs, Mr. Strohm worked closely with the chief executive officer and chief financial officer on capital markets activities and shareholder relations. Mr. Strohm earned a Bachelor of Science degree in accounting from the University of Illinois and a Juris Doctor degree from Northwestern University Law School. We believe Mr. Strohm’s extensive legal, real estate, public company, and financial experience make him uniquely qualified to serve as a member of our Board.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Lucas Haldeman, age 45, is the Chief Executive Officer and founder of SmartRent and has served on our Board since August 2021. Mr. Haldeman has spent the last two decades innovating and developing property management technology for the real estate industry. Prior to founding SmartRent in 2017, he served as the Chief Technology and Marketing Officer of Colony Starwood Homes (formerly NYSE: SFR and now part of Invitation Homes Inc. (NYSE: INVH)) from 2013 through 2016, where he and his team developed a platform that was instrumental in helping the business acquire, renovate, lease and manage more than 30,000 single family homes. Previously, he served as the Chief Information and Marketing Officer for Beazer Pre-Owned Rental Homes from 2012 through 2013, and was the founder and managing partner of Nexus Property Management, Inc. from 2006 through 2012. Mr. Haldeman received a Bachelor of Special Studies degree in economics and business, English and computer science from Cornell College. We believe that Mr. Haldeman is qualified to serve on the Board due to his in-depth multifamily knowledge and significant experience innovating and developing property management technology for the real estate industry and that Mr. Haldeman, as a founder of SmartRent, is essential to the long-term vision of SmartRent.

Alana Beard, age 40, has a been a member of our Board since February 2021. In this role, she has advised FWAA from the consummation of the initial public offering through a special purpose acquisition company. Ms. Beard has been a director of Fifth Wall Acquisition Corp III since April 2021. Ms. Beard serves as President of the 318 Foundation, Inc., a non-profit organization, and is the founder and Chief Executive Officer of Transition Play, LLC, a career development firm for women athletes. Previously, she was a senior associate at SVB Capital from February 2020 through June 2021. Prior to joining SVB, Ms. Beard was a member of the WNBA Los Angeles Sparks organization from April 2012 to January 2020 and an ESPN/ACC women's college basketball analyst from October 2019 to March 2020. During her career with the Sparks, she was a four-time WNBA All-Star, won the WNBA championship in 2016 and was named WNBA Defensive Player of the Year for the 2017 and 2018 seasons. Ms. Beard graduated from Duke University with a Bachelor of Arts in Sociology. We believe Ms. Beard’s prior leadership experience makes her well qualified to serve as a member of our Board.

John Dorman, age 72, has served as a member of our Board since August 2021. Mr. Dorman serves as board director of LoanDepot, Inc. (NYSE: LDI), a leading national non-bank lender serving consumers, is the Chairman of its Audit Committee and is a member of the Nominating and Governance Committee and Compensation Committee. Additionally, Mr. Dorman is the Chairman of the board of directors of DeepDyve, Inc., a privately held technology platform for scientific and scholarly research. Mr. Dorman served on the board of directors of CoreLogic, Inc. (NYSE: CLGX), where he was Chairman of the Strategy and Acquisitions Committee from 2014 to 2020 and Chairman of the Audit Committee from 2020 to 2021. Prior to this appointment, from 2010 to 2013, he was Chairman of the board of directors of Online Resources Corporation (Nasdaq: ORCC) when it was acquired by ACI Worldwide. Previously, Mr. Dorman served as a director and, from 1998 to 2003 as Chairman and Chief Executive Officer, of Digital Insight Corporation (Nasdaq: DGIN), a leading provider of software as a service for online banking and bill payment for financial institutions. Prior, he was Senior Vice President and General Manager of the Global Financial Services Division of Oracle Corporation. Earlier in his career, Mr. Dorman was Chairman and Chief Executive Officer of Treasury Services Corporation, a leading provider of enterprise modeling and financial analysis software for major global financial institutions that was acquired by Oracle in 1997. Mr. Dorman holds a Bachelor of Arts in Business Administration and Philosophy from Occidental College and a Master of Business Administration in Finance from the USC Marshall School of Business. We additionally believe his strategic perspective in the financial innovation space, financial expertise, and board experience additionally well qualify Mr. Dorman to serve as a member of our Board.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Ann Sperling, age 67, has served as a member of our Board since August 2021. Ms. Sperling has over four decades of real estate and management experience, including roles in commercial real estate investment and development, and leadership roles in public real estate companies. She is a Senior Director of the Trammell Crow Company, the development subsidiary of the public company CBRE, and is responsible for the capitalization and execution of new commercial developments. Previously, she was at Jones Lang LaSalle, the public real estate investment and services firm, first as Chief Operating Officer, Americas, and then as President, Markets West. As Chief Operating Officer, she oversaw operations, finance, marketing, research, legal and engineering and served on the governance focused Global

Operating Committee. Prior, Ms. Sperling was Managing Director of Catellus, then a mixed-use development and investment subsidiary of the public REIT, ProLogis, where she was responsible for operations, finance and marketing, prior to this subsidiary's preparation for sale. Earlier in her career, Ms. Sperling held a variety of roles at the public development and services firm, Trammell Crow Company, the last of which was as Senior Managing Director and Area Director, responsible for all facets of operations, finance, transactions and marketing for the Rocky Mountain Region, prior to the firm's merger with CBRE in 2006. Ms. Sperling serves on the Advisory Board of Cadence Capital and the Gates Institute for Regenerative Medicine. Ms. Sperling serves as board director for Apartment Income REIT (NYSE: AIRC), is the Chairman of the Nominating and Corporate Responsibility Committee and is a member of the Audit and Compensation Committees. Previously, she served as board director and Chairman of the Development and Redevelopment Committee for the Apartment Investment and Management Company (NYSE: AIV), prior to its spinout of Apartment Income REIT. She holds a Bachelors of Science in biology and psychology from Tufts University, and a Master of Business Administration from Harvard Business School. We believe that Ms. Sperling’s extensive real estate investment and development, operations, marketing, and finance experience make her well qualified to serve as a member of our Board.

Frederick Tuomi, age 68, has served as a member of our Board since August 2021. Mr. Tuomi served as President, Chief Executive Officer and director of Invitation Homes Inc. (NYSE: INVH), the nation's largest single-family rental company, from 2017 until his retirement in January 2019. Prior to its merger with Invitation Homes, Mr. Tuomi served as Chief Executive Officer and director of Starwood Waypoint Homes from 2016 until 2017. Prior to its merger with Starwood Waypoint Homes, he served as Co-President and Chief Operating Officer of Colony American Homes, Inc. from 2013 until 2016. Mr. Tuomi was Executive Vice President and President—Property Management for Equity Residential (NYSE: EQR), one of the nation's largest multi-family REITs, from 1994 to 2013. He led the development of Equity Residential's property management group through years of rapid growth and expansion, while helping to pioneer its leading operational platform. He currently serves as a Venture Partner Consultant with Real Estate Technology Ventures and as a member of the board of Lessen, Inc., a tech-enabled property services provider, VBC, a modular building company, UltraClean Express, a car wash aggregator and AvantStay, a vacation rental management firm. Mr. Tuomi is an Affiliate Partner with Lindsay Goldberg LLC, a private equity firm. He also serves as a board member and Treasurer of Cure Violence Global, a non-profit dedicated to reducing violence through innovative intervention programs rated ninth in the world among non-government organizations. Throughout his career, he has served on numerous multifamily and single-family rental industry boards and executive committees, including the National Rental Home Council, National Multi-Housing Council, California Housing Council, California Apartment Association, Atlanta Apartment Association and the USC Lusk Center for Real Estate. Mr. Tuomi has also served as a member of the board of directors and on the Audit and Compensation Committees of Tejon Ranch Co. (NYSE: TRC), a diversified real estate development and agribusiness company. He received his Bachelor of Arts in Information Systems and Master of Business Administration from Georgia State University. We believe that Mr. Tuomi’s real estate background and understanding of both the multi-family housing and rental market make him very well qualified to serve as a member of our Board.

Non-Employee Director Compensation

We compensate our non-employee directors with a combination of cash and equity in the form of restricted stock units (“RSUs”). Lucas Haldeman, our Chief Executive Officer, also serves as a director and we compensate Mr. Haldeman solely for serving as our Chief Executive Officer - see “Executive Compensation” below - and do not provide additional compensation for his service as a director. Our Board adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Specifically, we provide annual cash payments, payable quarterly, to each director who is not an employee of ours, with additional amounts for those serving as Lead Independent Director and chairpersons or members of our audit, compensation, and nominating and corporate governance committees, as set forth below:

Cash
Board member fee(1)	$80,000
Lead Independent Director fee(1)	$20,000
Committee chair fee(2)
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Committee member fee(2)
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Equity
Director restricted stock unit grant(3)	$150,000

(1)
Amounts reflected are annual amounts; payments are made on a quarterly basis.
(2)
Each committee chair receives only the fee due to him as chair and does not receive an additional fee as a member of our board or a committee.
(3)
The equity award has a grant date fair value of approximately $150,000 and vests in full on the earlier of (a) the date immediately preceding the date of the next annual stockholder meeting following the grant or (b) one year from the grant date.

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director in the fiscal year ending December 31, 2022. Mr. Haldeman is not included in the table below because he did not receive additional compensation for his service as a director. The compensation received by Mr. Haldeman as an employee is shown below in “Executive Compensation-Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ann Sperling	95,000	150,000	245,000
Frederick Tuomi	107,500	150,000	257,500
Robert Best	95,000	150,000	245,000
Bruce Strohm	100,000	150,000	250,000
Alana Beard	87,500	150,000	237,500
John Dorman	105,000	150,000	255,000

(1)
Amounts shown in this column reflect the total cash retainer earned by each director for board and committee service during 2022.

(2)
Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each equity award granted in 2022, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our Board and committees. We have granted equity awards to our non-employee directors as compensation for their services. All our non-employee directors hold RSUs.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

Our audit committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Deloitte has been our independent registered public accounting firm since the consummation of the Business Combination on August 24, 2021.

Representatives of Deloitte are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement. Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain Deloitte. Even if the selection is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and in the best interests of our stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte.

Principal Accountant Fees and Services

During the period from November 23, 2020 (inception) until the Business Combination on August 24, 2021, WithumSmith+Brown, PC (“WithumSmith”) served as our independent registered public accounting firm. After the Business Combination, our audit committee approved a change in accountants and engaged Deloitte as our independent registered public accounting firm.

The following table provides the aggregate fees for services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2021 and December 31, 2022.

	Fiscal Year Ended December 31, 2021		Fiscal Year Ended December 31, 2022
	Deloitte	WithumSmith	Deloitte	WithumSmith
Type of Fees	($)	($)	($)	($)
Audit fees(1)	2,879,866	43,260	2,071,031	—
Audit-Related Fees(2)	—	—	—	—
Tax Fees(3)	—	4,000	—	—
Total fees	2,879,866	47,260	2,071,031	—

(1)
Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. We paid $43,260 to WithumSmith for services provided in fiscal 2021, prior to the appointment of Deloitte, for quarterly reviews and accounting work related to our proxy statement filed in connection with the Business Combination. We did not utilize WithumSmith for any services in fiscal 2022. We paid Deloitte $2,879,866 and $2,071,031 for the audit of our consolidated financial statements for fiscal 2021 and fiscal 2022, respectively, and the audits and quarterly interim reviews of predecessor periods.

(2)
Audit Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Deloitte or WithumSmith for audit-related fees for the period from November 23, 2020 through December 31, 2022.
(3)
Tax Fees. Tax fees consist of fees billed for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning and tax advice. We paid WithumSmith $4,000 for tax-related services in fiscal 2021.

Audit Committee Approval

Our audit committee approved all of the foregoing services. Our audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. Our independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. During 2021 and 2022, services provided by Deloitte and WithumSmith were pre-approved by our audit committee in accordance with this policy.

Our Board recommends a vote FOR the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with our management. The audit committee has discussed with its independent registered public accounting firm, Deloitte, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the PCAOB. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Audit Committee

John Dorman (Chair)

Ann Sperling

Bruce Strohm

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Class A Common Stock as of March 27, 2023:

•
each of our named executive officers;
•
each of our directors;
•
all directors and executive officers as a group; and
•
each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Class A Common Stock.

The percentage of shares beneficially owned shown in the table is based on 199,353,955 shares of Class A Common Stock outstanding as of March 27, 2023. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options, restricted stock units, or other rights held by the person that are currently exercisable or exercisable within 60 days of March 27, 2023. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of our Class A Common Stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o SmartRent, Inc., 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned	% of Voting
	Class A Common Stock	Power(†)
5% Holders
Lucas Haldeman(1)	14,754,984	7.3%
Entities affiliated with The Vanguard Group(2)	13,936,945	7.0%
Entities affiliated with Vulcan Value Partners, LLC(3)	13,467,254	6.8%
Entities affiliated with Citigroup(4)	10,506,200	5.3%
Fifth Wall Acquisition Sponsor, LLC(5)	9,528,500	4.8%
Directors and Named Executive Officers
Lucas Haldeman(1)	14,956,271	7.4%
Robert Best(6)	4,954,747	2.5%
Frederick Tuomi(7)	920,910	*
Bruce Strohm(8)	134,525	*
Alana Beard(9)	85,525	*
John Dorman(10)	49,525	*
Ann Sperling(11)	49,525	*
Isaiah DeRose-Wilson(12)	1,499,029	*
Brian Roberts(13)	68,077	*
All directors and executive officers as a group (11 individuals)(14)	22,567,724	11.1%

* Denotes less than 1%.

† Each share of Class A Common Stock will be entitled to one vote per share.

1.
Consists of (i) 11,187,905 shares of Class A Common Stock owned by Mr. Haldeman and his spouse, (ii) 3,519,125 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 27, 2023 held by Mr. Haldeman, and (iii) 47,954 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023 held by Mr. Haldeman and his spouse.
2.
Based upon information contained in a Schedule 13G filed on February 9, 2023, entities affiliated with The Vanguard Group (“Vanguard”) beneficially own 13,936,945 shares of Class A Common Stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
3.
Based upon information contained in a Schedule 13G filed on February 14, 2023, entities affiliated with Vulcan Value Partners, LLC (“Vulcan”) beneficially own 13,467,254 shares of Class A Common Stock. The address for Vulcan is Three Protective Center, 2801 Highway 280 South, Suite 300, Birmingham, AL 35223.
4.
Based upon information contained in a Schedule 13G filed on February 10, 2023, entities affiliated with Citigroup Global Markets Inc. (“Citigroup”) beneficially own 10,506,200 shares of Class A Common Stock. The address for Citigroup is 388 Greenwich Street, New York, NY 10013.
5.
Based upon information contained in a Schedule 13D/A filed on August 19, 2022, Fifth Wall Acquisition Sponsor, LLC (“Fifth Wall Sponsor”) holds 9,528,500 shares of Class A Common Stock (the “Sponsor Shares”). The managers of Fifth Wall Sponsor are Brendan Wallace and Andriy Mykhaylovskyy. Accordingly, Fifth Wall Sponsor, Mr. Wallace and Mr. Mykhaylovskyy may be deemed to share beneficial ownership of the Sponsor Shares held directly by Fifth Wall Sponsor. Each of Fifth Wall Sponsor, Mr. Wallace and Mr. Mykhaylovskyy expressly disclaims beneficial ownership of any such securities except to the extent of their pecuniary interest therein. Fifth Wall Sponsor, Mr. Wallace and Mr. Mykhaylovskyy may be deemed to constitute a group within the meaning of Section 13(d)(3) of the Exchange Act, provided that each of them expressly disclaims membership in a group. The address of Fifth Wall Sponsor, Mr. Wallace and Mr. Mykhaylovskyy is 6060 Center Drive, 10th Floor, Los Angeles, California 90045.
6.
Consists of (i) 4,905,222 shares of Class A Common Stock held by the Best Family Trust, established October 2, 2001 for the benefit of Robert Best and of which Robert Best is a trustee, (ii) 19,284 shares of Class A Common Stock held by Robert Best individually, and (iii) 30,241 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60) days of March 27, 2023.
7.
Consists of (i) 598,913_shares of Class A Common Stock held by FCT Fund, LTD, of which Frederick Tuomi is an indirect owner, (ii) 104,699 shares of Class A Common Stock held by Frederick Tuomi individually, (iii) 187,057 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 27, 2023, and (iv) 30,241 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023.
8.
Consists of (i) 104,284 shares of Class A Common Stock held by Bruce Strohm, and (ii) 30,241 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023.
9.
Consists of (i) 55,284 shares of Class A Common Stock held by Alana Beard, and (ii) 30,241 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023.
10.
Consists of (i) 19,284 shares of Class A Common Stock held by John Dorman, and (ii) 30,241 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023.
11.
Consists of (i) 19,284 shares of Class A Common Stock held by Ann Sperling, and (ii) 30,241 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023.
12.
Consists of (i) 62,496 shares of Class A Common Stock held by Isaiah DeRose-Wilson, (ii) 1,421,613 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 27, 2023, and (ii) 14,920 shares of Class A Common Stock subject to vesting of restricted stock units within 60 days of March 27, 2023.
13.
Consists of (i) 8,004 shares of Class A Common Stock held by Brian Roberts, (ii) 58,333 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 27, 2023, and (ii) 1,740 shares of Class A Common Stock subject to vesting of restricted stock units within 60 days of March 27, 2023.
14.
Consists of (i) 17,085,159 shares of Class A Common Stock, (ii) 5,186,128 shares of Class A Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of March 27, 2023, and (iii) 296,437 shares of Class A Common Stock issuable pursuant to vesting of restricted stock units within 60 days of March 27, 2023.

Executive Officers

The biographical information for each of our executive officers, including our named executive officers, as of the date of this proxy statement is set forth below, except Mr. Haldeman, our Chief Executive Officer. Mr. Haldeman also serves as a director on our Board and his biographical information is set forth above in the section titled “Proposal 1–Election of Directors–Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders.”

Name	Age	Position
Lucas Haldeman	45	Chief Executive Officer
Isaiah DeRose-Wilson	39	Chief Technology Officer
Brian Roberts(1)	50	Chief Legal Officer and Secretary
Hiroshi Okamoto	58	Chief Financial Officer
Robyn Young	47	Chief Marketing Officer

(1)
Mr. Roberts resigned from his position as Chief Legal Officer and Secretary effective April 4, 2023.

Isaiah DeRose-Wilson is the Chief Technology Officer for SmartRent and a co-founder. Mr. DeRose-Wilson is responsible for SmartRent’s design, hardware and firmware, mobile and web applications, quality assurance and development operations divisions. As an integral member of the leadership team, Mr. DeRose-Wilson oversees the stability, security and growth of SmartRent’s software and hardware offerings. Prior to becoming one of SmartRent’s founders in 2017, he spent 10 years working on projects ranging from low- to high-level programming languages, networking, hardware and Internet of Things integrations, product and risk management, and compliance. As the director of engineering for Colony Starwood Homes (formerly NYSE:SFR and now part of Invitation Homes Inc. (NYSE:INVH)) from 2013 to 2016, Mr. DeRose-Wilson led a team that built a software platform responsible for facilitating operational workflows and communication surrounding Colony Starwood Homes’ acquisition, accounting, maintenance, logistics, support and operations teams to maintain and grow a portfolio of more than 30,000 single family homes.

Brian Roberts served as the Chief Legal Officer and Secretary of SmartRent from January 3, 2022 to April 4, 2023. Mr. Roberts served as Chief Administrative Officer, General Counsel and Secretary of Grand Canyon University from July 1, 2018 through January 2, 2022 and as Senior Vice President, General Counsel and Secretary of Grand Canyon Education, Inc. (Nasdaq: LOPE) from May 2012 through June 30, 2018. From August 2003 to May 2012, Mr. Roberts was employed by iGo, Inc., a publicly traded developer of electronics accessories, including serving as Vice President, General Counsel and Secretary in charge of all legal functions from May 2005 to May 2012. From September 1998 to August 2003, Mr. Roberts was an attorney with the law firm of Snell & Wilmer L.L.P, where his practice focused on corporate, securities, mergers and acquisitions and a broad range of business and commercial matters. Mr. Roberts received a Bachelor of Science degree in Business Administration and a Juris Doctorate from the University of Kansas.

Hiroshi Okamoto has served as the Chief Financial Officer of SmartRent since May 2022. Prior to starting his position at SmartRent, Mr. Okamoto served as the Chief Financial Officer of Kinkisharyo International, LLC, a leading light rail vehicle manufacturer headquartered in Los Angeles, California, since September 2017. Prior to that, Mr. Okamoto served in various positions with Touchstone Capital Group, a boutique investment bank in Tokyo, Japan, and its affiliated entities from January 2008 to June 2017. He served as Executive Vice President of Touchstone Capital Group’s affiliated startup company, SRE Technologies, Inc., from January 2016 to June 2017, and spent eight years, from January 2008 to January 2016, as a Managing Director of Touchstone Capital Group, advising global institutional investors in cross-border acquisitions, dispositions and management of all real estate asset classes. Mr. Okamoto started his career at KPMG, where he became a certified public accountant (inactive status). He earned a Bachelor of Arts degree in Economics from the University of California, Los Angeles, and a Master of Business Administration degree from the Harvard University Graduate School of Business.

Robyn Young has served as the Chief Marketing Officer of SmartRent since May 2022. Ms. Young previously served as Chief Marketing Officer of Western Alliance Bank, Member FDIC, and primary subsidiary of Western Alliance Bancorporation (NYSE: WAL) from July 2014 to April 2022. Prior to her position at Western Alliance Bank, Ms. Young served as Executive Vice President for Marketing and Communications at RED Development, a regional commercial real estate owner and developer. She currently serves as a member of the boards of directors of Fresh Start Women’s Foundation and the

Florence Immigrant and Refugee Rights Project. Ms. Young received a Bachelor of Science degree in finance from the University of Arizona.

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers as of December 31, 2022, were:

Lucas Haldeman, Chief Executive Officer;

Isaiah DeRose-Wilson, Chief Technology Officer; and

Brian Roberts, Chief Legal Officer

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer, from time to time as necessary, makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

Our compensation committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel and such other advisers as necessary to assist with the execution of its duties and responsibilities. Since August 2021, the compensation committee has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) annually to act as its independent compensation consultant. During 2022, Semler Brossy’s work with the compensation committee included analysis, advice, and recommendations on total compensation philosophy; peer groups and market assessment and analysis.

Semler Brossy reports directly and solely to the compensation committee and performs compensation consulting services for the compensation committee at its request. Semler Brossy is not engaged to perform services directly for our management. The compensation committee has concluded that no conflict of interest exists with respect to its engagement of Semler Brossy nor are there other factors that would adversely impact Semler Brossy’s independence in advising the compensation committee under applicable SEC and NYSE rules.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during fiscal 2021 and 2022.

Name and Principal Position	Year		Salary ($)	Equity Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)
Lucas Haldeman	2022		781,250	1,068,845(2)	468,750(3)	20,500	2,339,345
Chief Executive Officer	2021		445,557	4,038,559(4)	435,959(5)	19,500	4,939,575
Isaiah DeRose-Wilson	2022		325,000	549,293(2)	127,269(3)	16,950	1,018,513
Chief Technology Officer	2021		250,127	1,434,364(4)	98,760(5)	12,353	1,795,604
Brian Roberts	2022		388,889	575,000(6)	203,666(3)	8,500	1,176,055
Chief Legal Officer	2021	(7)	—	—	—	—	—

(1)
Represents match of contributions to our 401(k) savings plan, which we provide to all eligible employees.
(2)
Represents the grant date fair market value of RSUs granted under the SmartRent 2021 Equity Incentive Plan (the “Equity Incentive Plan”) on January 18, 2022, each of which vest with respect to

25% on the first anniversary of the grant date and monthly thereafter in 36 equal installments. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the named executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, for a discussion of all assumptions made by us in determining the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 values of our equity awards.
(3)
Represents a cash incentive award to our named executive officers for the year ended December 31, 2022.
(4)
Represents the grant date fair market value of RSUs granted (a) under the SmartRent.com, Inc. 2018 Stock Plan (the “2018 Stock Plan”) on April 19, 2021 and (b) under the Equity Incentive Plan on August 24, 2021, each of which vest with respect to 25% on the first anniversary of the grant date and monthly thereafter in 36 equal installments. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the named executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(5)
Represents a cash incentive award to our named executive officers for the year ended December 31, 2021.
(6)
Represents the grant date fair market value of stock options and RSUs granted under the Equity Incentive Plan on January 3, 2022, which vest with respect to 25% on the first anniversary of the grant date and monthly thereafter in 36 equal installments. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the named executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(7)
Mr. Roberts was not employed by SmartRent in 2021. Mr. Roberts resigned from his position as Chief Legal Officer and Secretary effective April 4, 2023.

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements we have with each of our named executive officers and other compensation paid to our named executive officers.

Overview

Our “named executive officers” for the year ended December 31, 2022, include Lucas Haldeman, our Chief Executive Officer, Isaiah DeRose-Wilson, our Chief Technology Officer, and Brian Roberts, our Chief Legal Officer, who resigned from his position effective April 4, 2023. This Executive Compensation section sets forth certain information regarding total compensation earned by our named executive officers for the years ending December 31, 2021 and 2022, as well as stock option awards and RSUs held by our named executive officers as of December 31, 2021 and 2022. To date, the compensation packages for our named executive officers primarily consist of base salary, an annual cash incentive bonus, equity awards and health and welfare benefits.

Base Salary

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage our business and execute our business strategies. Base salary for our named executive officers is established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure and other factors deemed relevant.

Our named executive officers are entitled to base salary and a target bonus of a certain percentage of base salary as follows:

Name	Base Salary ($)
Lucas Haldeman	750,000
Isaiah DeRose-Wilson	325,000
Brian Roberts	400,000

Annual Incentives

In order to directly tie a portion of each named executive officer’s compensation to our financial and operational objectives of the applicable fiscal year, we include annual cash incentives in the executive compensation plan. The compensation committee has selected the performance metrics, applicable performance targets for the metrics, target payout opportunities, and other terms and conditions of the annual cash incentives for all of our executive officers, including our named executive officers. Following the end of each year, the compensation committee reviews our company performance against the performance targets to recommend the final amount of the award that is payable to the executive officers. For fiscal year 2022, the cash incentive targets for our named executive officers were established as a percentage of base salary as follows:

Lucas Haldeman – Target of 125% of Base Salary

Isaiah DeRose-Wilson – Target of 60% of Base Salary

Brian Roberts – Target of 60% of Base Salary

Annual cash incentive payments to Mr. Haldeman were based on (i) achievement of revenue and adjusted earnings before interest taxes depreciation and amortization (AEBITDA) performance targets, and (ii) leadership for the plan year, as determined by Board. Annual cash incentive payments to Messrs. DeRose-Wilson and Roberts were based on (i) achievement of revenue and AEBITDA performance targets, (ii) managing expenses within budget, and (iii) leadership for the plan year, as determined by the Board. The named executive officers did not earn any incentive compensation for achievement of revenue and AEBITDA performance targets as the threshold performance targets were not achieved. The cash incentives earned by Mr. Haldeman for fiscal year 2022 were based solely on leadership as determined by the Board and, for Messrs. DeRose-Wilson and Roberts, were based upon a combination of leadership and management of expenses within budget as determined by the Board.

Based on this performance, cash incentive payments to our named executive officers were as follows:

Lucas Haldeman – $468,750

Isaiah DeRose-Wilson – $127,269

Brian Roberts - $203,666

Amended and Restated 2018 Stock Plan

On April 6, 2021, SmartRent.com, Inc. amended and restated the SmartRent.com, Inc. 2018 Stock Plan, originally adopted March 7, 2018 pursuant to which its board of directors could grant incentive stock options, nonstatutory stock options, restricted stock purchase rights, restricted stock bonuses, and RSUs to its employees, consultants, and directors. The 2018 Stock Plan authorized the issuance of up to 4,039,803 shares of its common stock. Stock options granted under the 2018 Stock Plan were granted with an exercise price equal to the fair market value of SmartRent.com, Inc.’s common stock at the date of grant. Such stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. SmartRent.com, Inc.’s RSUs generally vest over a four-year period starting from the date specified in each agreement and are not subject to performance conditions.

In connection with the Business Combination, SmartRent assumed the 2018 Stock Plan and all awards outstanding under the 2018 Stock Plan and the 2018 Stock Plan was terminated with respect to the ability to grant awards thereunder. Additionally, each outstanding unvested SmartRent.com, Inc. RSU and stock option, whether vested or unvested, was converted into an RSU or stock option (as applicable) representing the right to receive shares of SmartRent Class A Common Stock. All awards under the 2018 Stock Plan that were outstanding as of the effectiveness of the Equity Incentive Plan continue to be governed by the terms, conditions and procedures set forth in the 2018 Stock Plan and any applicable award agreement.

SmartRent 2021 Equity Incentive Plan

The Equity Incentive Plan was approved by the FWAA board of directors on May 12, 2021 and approved by our stockholders on August 23, 2021. Awards made under the Equity Incentive Plan will allow us to attract new key employees, retain existing key employees, directors and other service providers and to align the interests of our employees, directors and other service providers with the interests of our stockholders. The Equity Incentive Plan authorizes our compensation committee to provide incentive compensation in the form of stock options, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards. The maximum aggregate number of shares authorized for issuance under the Equity Incentive Plan is 15,500,000 shares, which shares shall consist of authorized but unissued or reacquired shares or any combination thereof.

Stock options granted under the 2021 Equity Incentive Plan were granted with an exercise price equal to the fair market value of SmartRent’s common stock at the date of grant. Such stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. RSUs granted under the 2021 Equity Incentive Plan represent rights to receive shares of our Class A Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of RSUs or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. RSUs may not be transferred by the participant. Participants have no voting rights or rights to receive cash dividends with respect to RSUs until shares of stock are issued in settlement of such awards. Unless otherwise provided by the compensation committee, a participant will forfeit any RSUs which have not vested prior to the participant’s termination of service.

Executive Employment Agreements

We have entered into executive employment agreements with each of our named executive officers. The executive employment agreements generally provide for at-will employment and set forth the named executive officer’s annual base salary, subject to adjustment. The executive employment agreements provide that each named executive officer is eligible to participate in our group medical health and accident, group insurance and similar benefit plans as well as our retirement plan. Each named executive officer additionally executed our form employee confidentiality and proprietary rights agreement and an employee arbitration agreement. Pursuant to the executive employment agreements, our named executive officers are additionally eligible for termination benefits upon a termination of employment by SmartRent within 12 months after or three months before a “Change of Control” other than due to death, disability, or for “Cause” or by the named executive officer for “Good Reason,” which provide for a severance payment equal to six months of the named executive officer’s base salary, the cost of medical benefits for a period of six months and immediate vesting of equity grants made to the named executive officer pursuant to the 2018 Stock Plan or Equity Incentive Plan. For purposes of the executive employment agreements, the terms “Change of Control” and “Cause” have the meaning given to them in the 2018 Stock Plan and “Good Reason” means, (a) the material diminution or variation of any of material duties or responsibilities or the engagement by SmartRent of unlawful employment practices with respect to the named executive officer, in each case, without the same being corrected within 30 days after being given written notice thereof by the named executive officer, (b) a material reduction in the named executive officer’s base salary, or (c) a breach by SmartRent of the executive employment agreement without the same being corrected within 30 days after being given written notice thereof by the named executive officer. Each named executive officer is subject to certain restrictive covenants, including but not limited to confidentiality and non-disparagement under his or her employee confidentiality and proprietary rights agreement and six-month non-compete and non-solicitation covenants under his or her executive employment agreement.

Retirement Benefits

Other than benefits under our 401(k) plan, we have not provided our named executive officers with any retirement benefits.

Outstanding Equity Awards as of December 31, 2022

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2022. All awards were granted under our 2018 Stock Plan or Equity Incentive Plan.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Lucas Haldeman	8/17/2019	8/17/2019	2,132,420	—	0.47	10/1/2027	—	—
	11/18/2020	12/18/2020	1,155,586	1,063,143	0.64	12/18/2030	—	—
	4/19/2021	4/19/2021	—	—	—	—	284,932	692,385
	8/24/2021	8/24/2021	—	—	—	—	103,778	252,181
	1/18/2022	1/18/2022	—	—	—	—	540,666	1,313,818
Isaiah DeRose-Wilson	8/17/2019	8/17/2019	1,421,613	0	0.47	8/17/2029	—	—
	4/19/2021	4/19/2021	—	—	—	—	170,959	415,430
	8/24/2021	8/24/2021	—	—	—	—	7,789	18,927
	1/18/2022	1/18/2022	—	—	—	—	53,333	129,599
Brian Roberts	1/3/2022	1/3/2022	—	175,000	9.58	1/3/2032	—	—
	1/3/2022	1/3/2022	—		—	—	41,754	101,462

(1)
Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs vest with respect to 25% on the first anniversary of the vesting commencement date set forth in the table and monthly thereafter in 36 equal installments. Vested shares will be delivered on each settlement date.
(2)
The aggregate dollar value of the RSUs is based on $2.43 per unit, the fair market value of our Class A Common Stock on December 31, 2022.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2022. All outstanding awards relate to our Class A Common Stock.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities in column (a))
Equity compensation plans approved by security holders	19,011,202	(1)	$2.40	(2)	16,333,374	(3)
Equity compensation plans not approved by security holders	—		N/A		—
Total	19,011,202	(1)	$2.40	(2)	16,333,374	(2)

(1)
Represents RSUs and stock options outstanding under our 2018 Equity Plan and Equity Incentive Plan as of December 31, 2022.
(2)
As of December 31, 2022, a total of 9,670,615 stock options were outstanding under the 2018 Equity Plan and Equity Incentive Plan with a weighted average exercise price of $2.40 per share and weighted averaged expected remaining term of approximately 6.99 years, and a total of 5,492,852 RSUs shares remained subject to unvested awards of RSUs.
(3)
Represents shares of our Class A Common Stock available for issuance under our 2018 Equity Plan and Equity Incentive Plan as of December 31, 2022. Awards available for grant under our 2018 Equity Plan and Equity Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, named executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Registration Rights Agreement

Upon the closing of the Business Combination, we entered into a registration rights agreement with certain stockholders. Pursuant to the terms of the registration rights agreement, (a) any outstanding shares of Class A Common Stock or any of our other equity securities (including shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) held by a restricted stockholder as of the date of the agreement or thereafter acquired by a restricted stockholder and (b) any of our other equity securities issued or issuable with respect to any such share of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The stockholders are each entitled to make up to six demands for registration, excluding short form demands, that we register shares of Class A Common Stock held by these parties. In addition, the stockholders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the registration rights agreement. We and the stockholders agree in the registration rights agreement to provide customary indemnification in connection with offerings of common stock effected pursuant to the terms of the registration rights agreement.

Commercial Agreements

Throughout our history, SmartRent has obtained equity funding from strategic partners that have affiliates with whom SmartRent transacts on a commercial basis in the ordinary course of its business. These strategic partners include RET and the Lennar Corporation. As such, we have customers who have affiliates that are stockholders of SmartRent. SmartRent charges market rates for products and services, and the commercial arrangements with these customers were entered into on an arms’-length basis.

As of December 31, 2022, we had $38.8 million of receivables due from these customers. For the years ended December 31, 2022, 2021, and 2020 SmartRent earned $104.8 million, $59.1 million, and $37.3 million, respectively, of revenue from these customers.

Penny Warrants

Prior to the Business Combination SmartRent.com, Inc. had, in the ordinary course of business, issued penny warrants to purchase shares of its common stock to several of its strategic partners, including entities affiliated with Lennar Corporation, which currently holds more than 5% of our outstanding capital stock. These warrants vest upon the installation of SmartRent units into properties owned by the warrant holder’s respective affiliated entities and were converted into penny warrants to purchase shares of our Class A Common Stock in connection with the Business Combination. As of December 31, 2022, LEN FW Investor, LLC holds warrants to purchase 1,831,334 shares of our Class A Common Stock.

Employment Arrangements and Equity Grants

We have entered into Employment Agreements with certain of our named executive officers, which include certain termination benefits. For more information regarding these arrangements, see “Executive Employment Agreements” above. We have granted equity awards to our named executive officers and certain members of our Board. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Sarah Roudybush, whose spouse is Lucas Haldeman, our Chief Executive Officer and Chairman, is employed by SmartRent as Chief of Staff and earned $316,462, $169,432, and $111,852 in compensation in 2022, 2021, and 2020, respectively. Ms. Roudybush is also entitled to receive a target bonus equal to 50% of her base salary and an annual equity award equal to $300,000.

Indemnification Agreements

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. In addition, we maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as our directors and officers and (ii) to us with respect to payments which may be made by us to such officers and directors pursuant to any indemnification provision contained in our certificate of incorporation and bylaws or otherwise as a matter of law. We have additionally entered into indemnity agreements with each of our directors and named executive officers. Each indemnity agreement provides for indemnification and advancements by SmartRent of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

SightPlan Acquisition

In March 2022, the Company entered into a definitive Agreement and Plan of Merger to acquire SightPlan for $135 million in cash, subject to certain adjustments.

One of our directors, Frederick Tuomi, through his personal investment vehicle FCT Fund, LTD, held an unsecured convertible promissory note in SightPlan (the “SightPlan Convertible Note”). As consideration for the conversion and cancellation of the SightPlan Convertible Note, Mr. Tuomi received

$458,208 at the closing of the SightPlan acquisition. Mr. Tuomi did not participate in any negotiations and recused himself from all board discussions related to the SightPlan acquisition.

Entities affiliated with RET, which currently hold more than 5% of the outstanding shares of our Class A Common Stock, held more than 17% of the fully diluted shares outstanding of SightPlan (the “RET SightPlan Holdings”). As consideration for the RET SightPlan Holdings, entities affiliated with RET received $22,271,101 at the closing of the SightPlan acquisition. None of our executive officers or directors hold any economic interest in RET and RET does not have a designee on our board of directors. Further, RET did not assist us with any negotiations or participate in our board discussions related to the SightPlan acquisition.

Related Person Transaction Policy

Our audit committee has adopted a written policy and procedures with respect to related person transactions. Under this policy, a transaction constitutes a “related person transaction” if the Company (including any subsidiary or entity in which the Company or any subsidiary has a 50% or greater interest, voting power, or profits) was, is, or will be a participant, and in which any related person had, has, or will have a direct or indirect material interest. A related person for the purposes of our policy is any of our named executive officers, our directors and director nominees, beneficial owners of more than five percent of our common stock, any immediate family member of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of the foregoing persons. Since potentially difficult and complex materiality determinations may arise, our policy requires that all transactions with a related person be reported to our chief compliance officer to review the individual facts and circumstances of the transaction, relationship, arrangement, or series thereof, and determine if the transaction qualifies as a related person transaction under the policy.

Our audit committee must review and approve any related person transaction before we participate in the transaction. No member of our audit committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. Our audit committee reports any transaction that the committee has approved under this policy at each meeting of our Board. If we become aware of related person transactions that had not previously approved or ratified under this policy, our audit committee evaluates all options, including, but not limited to, ratification, amendment or termination of the related person transaction based on all of the relevant facts and circumstances available to our audit committee.

In reviewing a related person transaction, our audit committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to SmartRent; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. Our audit committee approves only those related person transactions that are in, or not inconsistent with, our best interests and those of our stockholders, as our audit committee determines in good faith.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of such reports. Specific due dates for these reports are prescribed by SEC rules, and we are required to report in this proxy statement any failure by directors, executive officers or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and executive officers, we believe that all such filing requirements were timely met during 2022, except for the following filings that were amended due to clerical errors: Robert T. Best filed a Form 4A on May 23, 2022 to reflect the purchase that was made on May 13, 2022 was in the name of the Best Family Trust, Est. October 2, 2001 instead of by Robert T. Best directly. Frederick Tuomi filed a Form 4A on June 15, 2022 to reflect that the distributions were made to the FCT Fund, Ltd. and not to Frederick Tuomi individually. On May 9, 2022 Form 4As were filed for Mitch Karren, Christopher Jon Edmund; Isaiah DeRose-Wilson and Demetrios Barnes to reflect corrected amount of shares withheld to satisfy the tax withholding amount upon the vesting of Restricted Stock Units.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement, our Annual Report on Form 10‑K, at https://investors.smartrent.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is available without charge upon written request to our Secretary at 8665 E. Hartford Drive, Suite 200, Scottsdale, Arizona 85255.

* * * * *

By order of the Board,

/s/ Lucas Haldeman

Lucas Haldeman

Chairman of the Board

Scottsdale, Arizona
April 5, 2023

[Proxy Card to be prepared and attached by Broadridge]

SMARTRENT, INC. 8665 E. HARTFORD DRIVE SUITE 200 SCOTTSDALE, AZ 85255 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above information. Vote by 11:59 P.M. ET on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SMRT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V07961-P87395 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SMARTRENT, INC. 8665 E. HARTFORD DRIVE SUITE 200 SCOTTSDALE, AZ 85255 SMARTRENT, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of two Class II Directors Nominees: 1a. Robert Best 1b. Bruce Strohm 2. Ratification of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the fiscal year ending December023 NOTE: uch other busias may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V07962-P87395 SMARTRENT, INC. Annual Meeting of Stockholders May 16, 2023 9:30 AM Arizona Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Lucas Haldeman and Frederick Tuomi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of SmartRent, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM Arizona Time on May 16, 2023, held virtually atwww.virtualshareholdermeeting.com/SMRT2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side